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                                                                    Exhibit 10.1


                                 PROMISSORY NOTE


$303,362.00                                                     November 3, 2004

         In consideration of loans made to it by Peter Klamka in the aggregate amount of $303,362, REVOLUTION FIGHTING, INC., a Delaware corporation ("REVOLUTION FIGHTING"), hereby promises to pay to the order of Peter Klamka, an individual ("MR. KLAMKA"), the amount of $303,362 in accordance with the following terms:

         1. PAYMENT OF AMOUNT OWED. (a) Revolution Fighting shall pay Mr. Klamka the principal amount of this note in on demand.

         2. INTEREST. No interest will accrue on the principal amount of this note.

         3. METHOD OF PAYMENT. Revolution Fighting shall make all payments of amounts due under this note by wire transfer of immediately available funds to an account designated by Mr. Klamka in a written notice to Revolution Fighting.

         4. PREPAYMENT. Revolution Fighting may prepay this note in whole or in part at any time without premium or penalty.

         5. EVENTS OF DEFAULT. The occurrence of one or more of the following events (an "EVENT OF DEFAULT") will cause Revolution Fighting to be in default under this note:

(1) Revolution Fighting fails to make any payment due under section 1 of this note or breaches any other obligation contained in this note; and

(2) Revolution Fighting commences any voluntary proceeding under any chapter of the Federal Bankruptcy Code or any other law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of debtors, or any such proceeding is commenced against Revolution Fighting and is not dismissed within 60 days from the date on which it is filed or instituted.

         6. DEFAULT RATE. Upon occurrence of an Event of Default, the unpaid principal amount of this note and any interest accrued thereon will bear interest from the date due until that amount is paid in full at an annual rate of 21%.

         7. EXPENSES. Revolution Fighting shall pay all reasonable expenses incurred by Mr. Klamka in connection with the collection and enforcement of this note, including without limitation reasonable attorneys' fees and costs.

         8. WAIVER OF PRESENTMENT. Revolution Fighting hereby waives presentment, notice of demand for payment, protest, notice of dishonor and any other notice of any kind with respect to this note.

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         9. WAIVER OF RIGHTS. No delay on the part of Mr. Klamka in exercising any of Mr. Klamka's rights nor any partial or single exercise of any of those rights constitutes a waiver thereof or of any other right, and no waiver on the part of Mr. Klamka of any of Mr. Klamka's rights constitutes a waiver of any other right.

         10. AMENDMENT. This note may only be amended, waived, discharged, or terminated by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge, or termination is sought.

         11. GOVERNING LAW. The laws of the State of Michigan, without regard to principles of conflicts of law, govern all matters arising under this note, including without limitation any tort claims.

         Revolution Fighting is executing this note on the date stated at the top of this note.


                                                     REVOLUTION FIGHTING, INC.



                                                     By:      /S/ PETER KLAMKA
                                                              ------------------
                                                              Peter Klamka
                                                              President and CEO



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